EXHIBIT 99.1

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named as a nominee to the Board of Directors of

Dais Analytic Corporation, a New York corporation, in its Registration Statement on

Form S-1 filed with the Securities and Exchange Commission.

June 10, 2011

By:	/s/ Lon Bell
Lon Bell